Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New Jersey Premium Income Municipal Fund, Inc.
811-7118

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 15, 2011; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to December 16, 2011.

Voting results are as follows:

 <c>Common and Preferred Shares voting
 together as a class
<c>  Preferred Shares
To approve the elimination of the
fundamental policies relating to the Fund's ability to make loans.


   For
             5,127,068
                       686
   Against
                393,439
                          -
   Abstain
                126,689
                          -
   Broker Non-Votes
             1,697,522
                          -
      Total
             7,344,718
                       686



To approve the new fundamental policy
relating to the Fund's ability to make
loans.


   For
             5,113,865
                       686
   Against
                387,054
                          -
   Abstain
                146,276
                          -
   Broker Non-Votes
             1,697,523
                          -
      Total
             7,344,718
                       686

Proxy materials are herein incorporated by reference to the SEC filing on October 14, 2011, under Conformed Submission Type DEF 14A, accession number 0000950123-11-090064.